SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 24, 2002


                    FIRST HORIZON PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)


                        Commission File Number: 000-30123


              DELAWARE                                 58-2004779
              --------                                 ----------
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
    of incorporation or organization)


                               6195 SHILOH ROAD
                             ALPHARETTA, GEORGIA                     30005
             ------------------------------------------------    ---------------
             (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (770) 442-9707

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         At a meeting held on May 24, 2002, the audit committee of the Board of Directors of First Horizon Pharmaceutical Corporation (the "Company") recommended and the Board of Directors approved the dismissal of Arthur Andersen ("AA") as independent auditors of the Company effective May 24, 2002.

         The reports of AA on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company is in the process of selecting independent auditors for fiscal year 2002.

         During the registrant's fiscal years ended December 31, 2001 and 2000, and in the subsequent interim period, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of AA would have caused AA to make reference to the matter in their report. The
Company has requested AA to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 31, 2002 is filed as Exhibit 16 to this Form 8-K.

         There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 7. EXHIBITS

Exhibit 16 - Letter of Arthur Andersen LLP regarding change in certifying accountant.

Exhibit 99 - Press Release dated May 31, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.


                             FIRST HORIZON PHARMACEUTICAL
                             CORPORATION


Dated: May 31, 2002
                             /s/ Mahendra G. Shah, Ph.D
                             ----------------------------------------
                             Mahendra G. Shah, Ph.D.
                             Chairman, Chief Executive Officer and President


Dated: May 31, 2002          /s/ Balaji Venkataraman
                             -----------------------------------------
                             Balaji Venkataraman
                             Executive Vice President, Chief Operating Officer,
                             Chief Financial
                             Officer and Secretary



                                       3



1469910